UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIZENS REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)
Michigan	38-2378932
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

328 South Saginaw Street
Flint, Michigan 48502
(810) 257-2506
(Address of Principal Executive Offices)

Name of Each Exchange on Which each
Title of Each Class to be so registered	class is to be Registered:

Contingent Convertible Perpetual Non-Cumulative Preferred	New York Stock Exchange
Stock, Series A
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
Securities Act registration statement file number to which this form relates: Registration No. 333-137490
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

                          The description of the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series A, no par value and $50 liquidation preference per share (the “Series A Preferred Stock”), of Citizens Republic Bancorp, Inc., a Michigan corporation (“Citizens”), to be registered hereunder, is contained in the section captioned “Description of the Preferred Stock” in the Prospectus Supplement, dated June 5, 2008, as filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2008 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the prospectus included in the Registration Statement on Form S-3 (No. 333-137490) of Citizens, as filed with the Commission on September 21, 2006, and each of those sections is incorporated herein by reference.

Item 2. Exhibits.
The following exhibits are filed as part of this registration statement on Form 8-A.

3.1	Amended and Restated Articles of Incorporation of Citizens Republic Bancorp, Inc. (incorporated by reference from Exhibit 3.1 of Citizens’ Form 8-K filed May 30, 2008).

3.2	Amended and Restated Bylaws dated as of January 24, 2008 (incorporated by reference from Exhibit 3.1 of Citizens’ Form 8-K filed January 30, 2008).

3.3	Certificate of Designations relating to the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series A (incorporated by reference from Exhibit 3.1 of Citizens’ Form 8-K filed June 11, 2008).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, its duly authorized officer.

Date: June 11, 2008	CITIZENS REPUBLIC BANCORP, INC.

	By:	/s/ Thomas W. Gallagher
Name: Thomas W. Gallagher
Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Citizens Republic Bancorp, Inc. (incorporated by reference from Exhibit 3.1 of Citizens’ Form 8-K filed May 30, 2008).

3.2	Amended and Restated Bylaws dated as of January 24, 2008 (incorporated by reference from Exhibit 3.1 of Citizens’ Form 8-K filed January 30, 2008).

3.3	Certificate of Designations relating to the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series A (incorporated by reference from Exhibit 3.1 of Citizens’ Form 8-K filed June 11, 2008).